Exhibit T3A.9

THE COMPANIES LAW (2002 Revision) Company Limited by Shares MEMORANDUM & ARTICLES OF ASSOCIATION OF Diamond Offshore Drilling Limited

TABLE OF CONTENTS MEMORANDUM OF ASSOCIATION The Name of the Company 1 The Registered Office of the Company 1 The Objects for which the Company is established 1 The Liability of the Members 1 The Capital of the Company 2 ARTICLES OF ASSOCIATION Table A 1 Interpretation 1 Preliminary 2 Shares 3 Variation Of Rights Attaching To Shares 3 Certificates 4 Fractional Shares 4 Lien 4 Calls On Shares 5 Forfeiture Of Shares 5 Transfer Of Shares 6 Transmission Of Shares 7 Alteration Of Capital 7 Redemption And Purchase Of Own Shares 8 Closing Register Of Members Or Fixing Record Date 8 General Meetings 9 Notice Of General Meetings 9 Proceedings At General Meetings 10 Votes Of Members 11 Corporations Acting By Representatives At Meetings 12 Directors 12 Alternate Director 12 Powers And Duties Of Directors 13 Borrowing Powers Of Directors 14 The Seal 14 Disqualification Of Directors 15 Proceedings Of Directors 15 Dividends 17 Accounts And Audit 18 Capitalisation Of Profits 18 Share Premium Account 19 Notices 19 Indemnity 20 Non-Recognition Of Trusts 21 Winding Up 21 Amendment Of Articles Of Association 21 Registration By Way Of Continuation 21

THE COMPANIES LAW (2002 Revision) Company Limited by Shares MEMORANDUM OF ASSOCIATION OF Diamond Offshore Drilling Limited REGISTERED AND FILED AS NO: 120185 THIS 26 DAY OF September 2002 ASST.REGISTRAR OF COMPANIES CAYMAN ISLANDS 1. The name of the Company is Diamond Offshore Drilling Limited. 2. The Registered Office of the Company will be situate at the offices of Close Brothers (Cayman) Limited, Harbour Place, 103 South Church Street, P.O. Box 1034GT, Grand Cayman, Cayman Islands or at such other location as the Directors may from time to time determine. 3. The objects for which the Company is are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of The Companies Law (2002 Revision). 4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of The Companies Law (2002 Revision). 5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2001 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2001 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2001 Revision). 6. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands. 7. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8. The capital of the Company is US$50,000 divided into 50,000 shares of a nominal or par value of US$1.00 each provided always that subject to the provisions of The Companies Law (2002 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. 9. The Company may exercise the power contained in Section 226 of The Companies Law (2002 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

The undersigned, whose name, address and description is subscribed, is desirous of being formed into a Company in pursuance of this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite his name. NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER NUMBER OF SHARES TAKEN BY SUBSCRIBER Neil Gray ONE SHARE Chartered Accountant P.O. Box 1034GT Grand Cayman /s/ Neil Gray Neil Gray DATED this 26 September, 2002 /s/ Susan Thompson Witness to the above signature: Susan Thompson Corporate Secretary P.O. Box 1034GT Grand Cayman I, D. EVADNE EBANKS Asst., Registrar of Companies, in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of Diamond Offshore Drilling Limited. DATED this 26 September, 2002 ASSISTANT REGISTRAR OF COMPANIES